Exhibit 23

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-44769 on Form S-8 of our report, dated December 20, 2006, appearing in this Annual Report on Form 10-K of Nobility Homes, Inc., for the year ended November 4, 2006.

/s/ Tedder, James, Worden & Associates, P.A.

Tedder, James, Worden & Associates, P.A.
Orlando, Florida
January 30, 2007

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